Exhibit 2



                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), is made and entered into this 1st day of October, 2001, by and between THE BOC GROUP, INC., a Delaware corporation ("Buyer"), and EDWARD M. SELLIAN, an individual with an address at 6794 SE Isle Way, Stuart, Florida 34996 (the "Seller").

                                 R E C I T A L:


         Seller desires sell to Buyer and Buyer desires to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, Seller's Two Hundred, Ninety Eight Thousand, Two Hundred and Eight (298,208) shares (the "Common Shares") of common stock, par value $0.001 per share, in NUCO2 Inc., a Florida corporation (the "Company"), in exchange for the Common Share Purchase Price (as defined herein) and such other agreements, obligations, and consideration as set forth in this Agreement.


         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties hereto agree as follows:


                       ARTICLE 1 PURCHASE OF COMMON SHARES


         1.1 Purchase of Common Shares. Upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase the Common Shares for the Common Share Purchase Price from Seller, and Seller agrees to sell the Common Shares to Buyer at the Closing.


         1.2 Purchase Price for Common Shares. The purchase price of the Common Shares, representing a per share price of $13.75, shall be Four Million, One Hundred Thousand, Three Hundred and Sixty Dollars ($4,100,360) (the "Common Share Purchase Price").


                              ARTICLE 2 THE CLOSING


         2.1 Closing. The closing of the transaction (the "Closing") shall occur at the offices of Buyer on the date hereof or at such other date and/or place as may be mutually agreed upon by


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the parties (the "Closing Date"). All component parts of the transaction shall be deemed to occur simultaneously on the Closing Date.


         2.2 Closing Deliveries by Seller to Buyer. At the Closing, Seller shall deliver or cause to be delivered to Buyer a certificate evidencing the Common Shares being purchased by the Buyer, registered in the name of Buyer, duly endorsed for transfer or accompanied by properly executed stock powers, with all signatures guaranteed by a commercial bank or a member of the New York Stock Exchange acceptable to Buyer, and accompanied by all requisite transfer stamps.


         2.3 Delivery by Buyer to Seller. At the Closing, Buyer shall deliver or cause to be delivered to Seller the Common Share Purchase Price.


               ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER


Seller hereby represents and warrants to Buyer as of the Closing Date as follows:

         3.1 Authority; Enforceability. Seller has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Seller and constitutes legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, or other laws affecting the enforcement of creditors' rights generally from time to time in effect or by general principles of equity.

         3.2 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and compliance with the terms hereof do not violate or conflict with in any respect, or result in a breach under, any contract, license, order or law applicable to Seller.

         3.3 No Consents. No consent of approval of, or filing with, any court or other person is required to be obtained or made by or with respect to Seller in connection with the execution,

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delivery, and performance of this Agreement or the consummation by Seller of the transactions contemplated hereby.

         3.4 Ownership of Shares; Title. All of the Common Shares are lawfully owned of record and beneficially by Seller, free and clear of any lien or other limitation or restriction (including any restriction on the right to vote, sell, or otherwise dispose of the Common Shares, subject to applicable securities laws). Seller has the full legal right, power, and authority to vote such Common Shares. Such Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment, option, proxy, right of first refusal, or understanding, including any contract restricting or otherwise relating to the voting, dividend rights or disposition of the Common Shares.

         3.5 Litigation. There is no action, suit, investigation, arbitration or administrative or other proceeding pending, or threatened against or affecting Seller before any court or arbitrator or any governmental authority which, if determined or resolved adversely to Seller, could reasonably be expected to, individually or when considered together with all such other matters, adversely affect the right or ability of Seller to consummate the transactions contemplated by this Agreement; and Seller knows of no valid basis for any such action, suit, investigation or proceeding.

         3.6 Disclosure. (a) No representation or warranty by Seller contained herein or in any statement or certificate furnished or to be furnished to Buyer pursuant hereto or connection with this Agreement or the transactions contemplated hereby contains or will contain any untrue statement of material fact or omits or will omit any statement of material fact to make the statements contained herein or therein not misleading or accurate, true, correct, and complete.


             (b) There is no fact known to Seller that has not been disclosed to Buyer orally or in writing that materially affects or, insofar as Seller can reasonably foresee, will materially affect, the Company, its financial condition, or results of operations.


                ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER


Buyer hereby represents and warrants to Seller as of the Closing Date as follows:

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         4.1 Authority; Enforceability. Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority, and has taken all corporate action necessary to execute and deliver this Agreement, to consummate the transactions contemplated hereby, and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and constitutes legal, valid, and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, or other laws affecting the enforcement of creditors' rights generally from time to time in effect or by general principles of equity.

         4.2 No Conflicts. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and compliance with the terms hereof do not violate or conflict with in any respect, or result in a breach under, any contract, license, order or law applicable to Buyer.

         4.3 No Consents. No consent of approval of, or filing with, any court or other person is required to be obtained or made by or with respect to Buyer in connection with the execution, delivery and performance of this Agreement or the consummation by Buyer of the transactions contemplated hereby.

         4.4 Litigation. There is no action, suit, investigation, arbitration or administrative or other proceeding pending, or, to Buyer's knowledge, threatened against or affecting Buyer before any court or arbitrator or any governmental authority which, if determined or resolved adversely to Buyer, could reasonably be expected to, individually or when considered together with all such other matters, adversely affect the right or ability of Buyer to consummate the transactions contemplated by this Agreement; and Buyer knows of no valid basis for any such action, suit, investigation or proceeding.

         4.5 Accredited Investor (a) Buyer is purchasing for its own account, and not with a view to the resale or distribution of the Common Shares or any part thereof, and Buyer is prepared to bear the economic risk of retaining the Common Shares for an indefinite period, all

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without prejudice, however, to the right of Buyer at any time lawfully to sell or otherwise to dispose of all or any part of the Common Shares; (b) Buyer is an "accredited investor" (as defined in Rule 501 of Regulation D promulgated under The Securities Act of 1933, as amended (the "Securities Act"); and (c) Buyer is experienced in evaluating and investing in securities, and understands that the Common Shares will be restricted securities, and that a legend to that effect shall be placed on the Common Shares.

         4.6 Securities Act Compliance. Buyer understands that the Seller has not registered or qualified the Common Shares under the Securities Act or any applicable state securities laws, and Buyer agrees that the Common Shares shall not be sold or offered for sale without registration under the Securities Act or any applicable state securities laws or the availability of an exemption therefrom.


                        ARTICLE 5 POST-CLOSING COVENANTS


         5.1 General. In case at any time after the Closing any further action is necessary to carry out the transactions contemplated by this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as the other party reasonably may request, all at the sole cost and expense of the requesting party.


         5.2 Securities Filings. Each party shall promptly file all federal and state securities filings that may be necessary pursuant to this Agreement.


                          ARTICLE 6 GENERAL PROVISIONS

         6.1 Indemnification. The parties to this Agreement will indemnify, defend, and hold harmless the other party against and in respect of any and all claims, demands, actions, costs, damages, losses, expenses, obligations, liabilities, and causes of actions, including costs of court and reasonable attorneys' fees, that the other party incurs or suffers, which arise, result from, or relate to any breach of any of such party's representations, warranties, covenants, or agreements under this Agreement.

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         6.2 Amendment and Waiver. No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         6.3 Applicable Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts executed in and to be performed entirely within New Jersey.

         6.4 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         6.5 Parties in Interest. This Agreement shall bind and inure to the benefit of the parties named herein and their respective heirs, successors, and assigns.

         6.6 Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby.

         6.7 Entire Transaction. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated hereby and supersedes all other agreements and understandings between the parties, both written and oral.

         6.8 Headings. The Article and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.9 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or

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unenforceable provision or by its severance herefrom, and, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Paragraph 6.9.

         6.10 Waiver. No waiver by any party of the performance of any provision, condition, or requirement herein shall be deemed to be a waiver of, or in any manner release the other party from, performance of any other provision, condition, or requirement herein, nor deemed to be a waiver of, or in any manner release the other party from, future performance of the same provision, condition, or requirement; nor shall any delay or omission by any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         6.11 No Third-Party Beneficiaries. Nothing contained in this Agreement shall be construed to give any person other than Buyer, any successor to Buyer, and the Seller any legal or equitable right, remedy or claim under or with respect to this Agreement.

         6.12 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, overnight courier or by facsimile as follows:

If to Seller, to:

         Edward M. Sellian
         6794 SE Isle Way
         Stuart, Florida  34996
         Facsimile Number:  561-225-2206

If to Buyer, to:

         The BOC Group, Inc.
         575 Mountain Avenue
         Murray Hill, New Jersey 07974
         Attention:  General Counsel
         Facsimile Number:  908-771-4803

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with a copy to:

         The BOC Group, Inc.
         575 Mountain Avenue
         Murray Hill, New Jersey 07974
         Attention:  Vice President
         Facsimile Number:  908-464-2234

Any party may change its address for receiving notice by written notice given to the others named above.

         6.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.14.


                            [Signature Page Follows]



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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.


                                                THE BOC GROUP, INC.


                                                By:
                                                   -----------------------------
                                                   Name:
                                                   Title:





                                                EDWARD M. SELLIAN


                                                --------------------------------



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